Exhibit 10.13

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [*******], HAS BEEN OMITTED BECAUSE ACCOLADE, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO ACCOLADE, INC. IF PUBLICLY DISCLOSED.

AMENDMENT NO. 1

TO

WARRANT TO PURCHASE COMMON STOCK OF ACCOLADE, INC.

This AMENDMENT NO. l (this “Amendment”) dated as of [            ], 2017 is made to that certain WARRANT TO PURCHASE COMMON STOCK OF ACCOLADE, INC. dated July 6, 2015 (the “Warrant”) issued by Accolade, Inc., a Delaware corporation (the “Company”), to Comcast Holdings Corporation (successor by merger to Comcast Alpha Holdings, Inc.), a Pennsylvania corporation (the “Holder”). The Company and the Holder are each referred to as a “Party” and collectively referred to as the “Parties.” Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Warrant. Section references herein, if any, shall refer to Sections of the Warrant.

RECITALS:

WHEREAS, the Company issued the Warrant to the Holder in connection with that certain Amended and Restated Services Agreement dated June 29, 2015 by and between the Company and Comcast Cable Communications Management, LLC, a Delaware limited liability company, on behalf of itself, its Affiliates and The Comcast Comprehensive Health and Welfare Plan (“Comcast”), as amended (the “Services Agreement”): and

WHEREAS, the Company and Comcast have agreed to extend the Services Agreement and, in connection with such extension, to change the rate at which payments will be calculated under the extended Services Agreement for the period following January 1, 2018 from Per Member Per Month (PMPM) to Per Employee Per Month (PEPM); and

WHEREAS, the Parties desire to amend the Warrant to update the vesting schedule to reflect (i) Shares that have become Vested Shares prior to the date of this Amendment and (ii) the change in how payments will be calculated under the extended Services Agreement, all as set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                                      The Warrant is hereby amended to add a definition for the term “Issue Date”, which shall mean the original date of issuance of the Warrant, being July 6, 2015.

2.                                      Section 1.2 of the Warrant is hereby amended and restated to read in its entirety as follows:

“1.2        Vesting Schedule. The number of Shares which Holder is at any time entitled to purchase hereunder (the “Vested Shares”) shall equal:

1.2.1         From and after the Issue Date, twenty percent (20%) of the Shares; plus

1.2.2         [intentionally omitted]

1.2.3         From and after April 1, 2017, an additional twenty percent (20%) of the Shares; plus

1.2.4         From and after April 1, 2018, an additional twenty percent (20%) of the Shares, provided that Accolade Core Revenues, calculated for the year ended December 31, 2017, equal or exceed $12.90 Per Member Per Month

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [*******], HAS BEEN OMITTED BECAUSE ACCOLADE, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO ACCOLADE, INC. IF PUBLICLY DISCLOSED.

(PMPM); plus

1.2.5         [****], an additional twenty percent (20%) of the Shares, provided that [****].

For purposes of this Warrant:

(a)           Each date referenced in the foregoing Sections 1.2.1 through 1.2.5 (inclusive) is referred to herein as a “Vesting Date.”

(b)           “Accolade Core Revenue” shall mean, for any given year, the annual Base Fee for that year plus the Incentive Payments (if any) earned for that year less Penalties for Performance Guarantees (if any) incurred in that year, all expressed on a PMPM or PEPM basis, as applicable. For the sake of clarity, Accolade Core Revenues shall not include any payments made to Company pursuant to Schedule C to the Services Agreement (Service Management), or any schedule that amends, substitutes or replaces such Schedule C. Each capitalized term used in this definition is used as defined in the Services Agreement.

(c)           In the event that Accolade is unable to calculate Accolade Core Revenues by the Vesting Date, Accolade shall make such calculation within forty-five (45) days thereafter, and such determination of Accolade Core Revenues shall be retroactive to the Vesting Date.

(d)           For the avoidance of doubt, the vesting of the Shares attributable to any particular Vesting Date shall be independent of the vesting of the Shares attributable to any other Vesting Date, such that (i) Shares shall become Vested Shares as of the applicable Vesting Date if the applicable Accolade Core Revenues threshold is achieved even if the Shares attributable to a prior or subsequent Vesting Date did or do not become Vested Shares because the applicable Accolade Core Revenues threshold attributable to such Shares was or is not achieved and (ii) if Accolade Core Revenues exceed the applicable Accolade Core Revenues threshold in any given calendar year, such excess amount may riot he carried backward or forward to prior or subsequent calendar years in which the applicable Accolade Core Revenues threshold was not or is not achieved.”

3.                                      The address of the Holder for notice purposes under the Warrant is hereby updated as follows:

One Comcast Center

1701 John F. Kennedy Blvd.

Philadelphia, PA 19103

Attn: General Counsel

Email: corporate_legal@comcast.com

4.                                      The Warrant, as amended by this Amendment, is hereby ratified, approved and confirmed in each and every respect. Except as specifically amended herein, the Warrant shall continue in full force and effect in accordance with the terms thereof. All references to the Warrant (whether in the Warrant or in any other agreement or document) shall refer to the Warrant as amended by this Amendment.

5.                                      For the sake of clarity, no additional Shares will vest solely as a result of this Amendment.

6.                                      This Amendment may be executed in counterparts, all of which together shall constitute one and the same agreement. This Amendment may be executed by facsimile or portable document

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [*******], HAS BEEN OMITTED BECAUSE ACCOLADE, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO ACCOLADE, INC. IF PUBLICLY DISCLOSED.

format (pdf) signatures.

5.                                      This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.

[signature page .follows]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [*******], HAS BEEN OMITTED BECAUSE ACCOLADE, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO ACCOLADE, INC. IF PUBLICLY DISCLOSED.

IN WITNESS WHEREOF, the Parties hereto, by their duly authorized representatives, have executed this Amendment.

Accolade, Inc.		Comcast Holdings Corporation

By:	/s/ Rajeev Singh	By:	/s/ Arthur R. Block

Name:	Rajeev Singh	Name:	Arthur R. Block

Title:	CEO	Title:	Executive Vice President